UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2017 (August 1, 2017)

Univar Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200 Downers Grove, IL 60515
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Mr. Stephen W. Shapiro resigned effective August 1, 2017. Mr. Shapiro's resignation was not the result of any dispute or disagreement with Univar Inc. (the "Registrant") or the board of directors (the "Board") on any matter relating to the operations, policies or practices of the Registrant.
(d) On August 2, 2017, the Board of the Registrant appointed Rhonda Germany Ballintyn as a member of the Board. Ms. Germany Ballintyn will be a Class III member of the Board and a member of the Board's Audit and Nominating and Corporate Governance Committee. This appointment replaces the seat held by Stephen W. Shapiro, who resigned effective August 1. The Board determined, after considering all of the relevant facts and circumstance, that Ms. Germany Ballintyn is "independent" as defined under the New York Stock Exchange listing standards. The Registrant's Board consists of eleven directors, and satisfies the NYSE listing requirement that a majority of the Board is independent. No arrangements exist between the Registrant and Germany Ballintyn or any other person pursuant to which they were selected as directors. There are no transactions to which the Registrant or any of its subsidiaries is a party in which Germany Ballintyn has a material interest that is subject to disclosure under Item 404(a) of Regulation S-K. Ms. Germany Ballintyn will participate in the standard director compensation program for the Registrant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2017	Univar Inc.

	By:	/s/ Jeffrey W. Carr
	Name:	Jeffrey W. Carr
	Title:	Senior Vice President, General Counsel and Secretary